Exhibit 99.06
                                Southern Company
                               Financial Overview
                            (In Millions of Dollars)


                                               3 Months Ended June                         Year to Date June
                                       ----------------------------------         -------------------------------------
                                         2005        2004       % Change             2005         2004        % Change
                                         ----        ----       --------             ----         ----        --------

 Consolidated -

 Operating Revenues                    $3,144       $3,009         4.5%            $6,009        $5,741          4.7%
 Earnings Before Income Taxes             532          511         4.1%               934           965         -3.2%
 Net Income                               387          352         9.9%               710           683          3.9%

 Alabama Power -

 Operating Revenues                    $1,086       $1,059         2.6%            $2,056        $2,019          1.8%
 Earnings Before Income Taxes             206          184        12.3%               319           336         -5.1%
 Net Income Available to Common           121          104        16.5%               215           195         10.2%

 Georgia Power -

 Operating Revenues                    $1,459       $1,353         7.8%            $2,830        $2,553         10.9%
 Earnings Before Income Taxes             252          259        -2.9%               479           485         -1.1%
 Net Income Available to Common           158          156         1.2%               300           300          0.1%

 Gulf Power -

 Operating Revenues                      $251         $241         4.2%              $476          $456          4.3%
 Earnings Before Income Taxes              34           30        12.6%                57            57         -1.2%
 Net Income Available to Common            21           19        12.9%                36            36          0.7%

 Mississippi Power -

 Operating Revenues                      $249         $233         6.8%              $464          $443          4.8%
 Earnings Before Income Taxes              42           39         6.7%                70            68          3.1%
 Net Income Available to Common            26           22        17.1%                43            39          8.6%

 Savannah Electric -

 Operating Revenues                       $97          $91         6.0%              $185          $163         13.3%
 Earnings Before Income Taxes              13           11        17.3%                15            15         -4.6%
 Net Income Available to Common             8            7        13.9%                 9            10         -9.0%

 Southern Power -

 Operating Revenues                      $149         $183       -18.3%              $302          $358        -15.7%
 Earnings Before Income Taxes              41           38         9.0%                78            82         -4.1%
 Net Income Available to Common            25           22        12.6%                48            50         -2.6%

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Notes

- Certain prior year data has been reclassified to conform with current year presentation.
- Information contained in this report is subject to audit and adjustments and certain classifications may be different from final results published in the Form 10-Q.